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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WatchGuard Technologies, Inc. RapidStream, Inc. 1998 Stock Option Plan of our report dated February 4, 2002, with respect to the consolidated financial statements and schedule of WatchGuard Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                           /s/ ERNST & YOUNG LLP

Seattle, Washington
April 10, 2002